EXHIBIT 99.1
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                                                                            NEWS
                                                           FOR IMMEDIATE RELEASE
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  [LOGO]
  BOSTON
SCIENTIFIC

                                                   Boston Scientific Corporation
                                                   One Boston Scientific Place
                                                   Natick, MA  01760-1537

                                                   508.650.8000

                                                   www.bostonscientific.com


                BOSTON SCIENTIFIC ANNOUNCES FDA APPROVAL FOR ITS
        TAXUS(TM) EXPRESS(2)(TM) PACLITAXEL-ELUTING CORONARY STENT SYSTEM

                   COMPANY PLANS TO LAUNCH IN U.S. IMMEDIATELY

Natick, MA (March 4, 2004) - Boston Scientific Corporation (NYSE: BSX) announced today that it has received approval from the U.S. Food and Drug Administration
(FDA) to market its TAXUS(TM) Express(2)(TM) paclitaxel-eluting coronary stent system. The Company plans to launch the product in the United States immediately, and it has ample inventory in all sizes. The Company launched the TAXUS system in Europe and other international markets in February of 2003 and is the leader in those markets today.

"This approval is a breakthrough event for the treatment of cardiovascular disease in the United States," said Jim Tobin, President and Chief Executive Officer of Boston Scientific. "Broad, consistent clinical data and extensive real-world experience have clearly demonstrated that polymer-based delivery of paclitaxel is a safe and effective therapy that dramatically reduces restenosis. These attributes are complemented by the outstanding deliverability of the TAXUS stent system. Today's approval of the TAXUS system makes this revolutionary new therapy commercially available for the first time in the United States. We are pleased to provide U.S. physicians with this innovative technology, which will help so many patients live better lives."

"We are maintaining the financial goals we outlined at last week's analyst meeting," Tobin added. "Events that have occurred subsequent to the meeting have not altered our goals."

"The approval of the TAXUS system marks an important opportunity for clinicians in the United States," said Gregg Stone, M.D., Vice Chairman of the Cardiovascular Research Foundation at the Lenox Hill Heart and Vascular Institute in New York, and Principal Investigator of the TAXUS IV clinical trial. "In paclitaxel, we now have a multi-
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functional drug that is safe and highly effective. The TAXUS system has shown impressive results across a wide range of patients. Its performance has been particularly impressive in challenging cases such as patients with diabetes, small vessels and long lesions."

"The TAXUS system is a welcome new ally in the fight against cardiovascular disease," said Stephen Ellis, M.D., Director of the Sones Cardiac Catheterization Laboratories at the Cleveland Clinic, and the Co-Principal Investigator of the TAXUS IV trial. "It offers a well-regarded drug in combination with a delivery system that is exceptionally flexible and conformable."

The TAXUS product will use the Express(2)(TM) coronary stent on the Maverick(TM) balloon catheter as its platform. Together, they form the Express(2)(TM) coronary stent system, which is known for its excellent deliverability and conformability.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

This press release contains forward-looking statements. The Company wishes to caution the reader that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with clinical trials, the regulatory approval process, physician acceptance of new products, litigation, competitive product offerings and other factors described in the Company's filings with the Securities and Exchange Commission.


                                         CONTACT:  Milan Kofol
                                                   508-650-8569 (Office)
                                                   617-834-8595 (Mobile)
                                                   Investor Relations
                                                   Boston Scientific Corporation

                                                   Paul Donovan
                                                   508-650-8541 (Office)
                                                   508-667-5165 (Mobile)
                                                   Media Relations
                                                   Boston Scientific Corporation